Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

Manhattan Associates, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	000-23999	58-2373424
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)

2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia
30339
(Address of Principal Executive Offices)
(Zip Code)

(770) 955-7070
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure.
SIGNATURES

Item 7.01 Regulation FD Disclosure.

     On March 10, 2005, management of Manhattan Associates, Inc. (“Manhattan” or “the Company”) and the Company’s independent registered public accounting firm, Ernst & Young LLP, met with the Audit Committee of the Company’s Board of Directors to notify them that management and Ernst & Young LLP had identified a material weakness in the Company’s internal control over financial reporting, as defined in Rules 13a-15(f) and 15(d)-15(f) under the Securities Exchange Act of 1934, in the course of their respective evaluations of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004.

     A “material weakness” in internal control over financial reporting is defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2 as a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

     The material weakness identified by management and Ernst & Young LLP relates to revenue recognition for sales contracts with multiple revenue elements. The Company has consistently followed the residual method of accounting for software contracts in accordance with Statement of Position 97-2, Software Revenue Recognition, as amended, and has not had any restatements of previously issued financial statements. The Company’s Form 10-K for the year ended December 31, 2004 is expected to be filed with the Securities and Exchange Commission on Wednesday March 16, 2005. We do not expect any restatement of prior period financial statements, any adjustments to our 2004 financial statements or any qualification to Ernst & Young LLP’s audit report on our consolidated financials statements for 2004, as a result of this matter.

     The Company has historically been able to establish vendor specific objective evidence (“VSOE”) of fair value of its professional services and customer support services and software enhancement subscriptions (“maintenance”) but not for its software licenses and, therefore, typically allocates arrangement consideration using the residual method and recognizes software license revenue upon the execution of the software license contract, provided that all other revenue recognition criteria have been met. Although various preventive controls have been in place, management and Ernst & Young LLP believe that additional detective controls should be established to ensure that professional services and maintenance, when sold separately, are not being offered at prices substantially different than the established VSOE of fair market value for those services. If substantial variations from VSOE of fair value exist, then VSOE of fair value does not exist and the Company would be required to recognize the revenue from software license fees ratably over the service period, rather than at the time of contract execution.

     The Company does not believe that the lack of these additional controls has resulted in errors in its revenue recognition. Based on analyses performed by management, they believe that appropriate VSOE of fair value did exist during 2004 for professional services and maintenance. The Company is improving its internal controls over monitoring VSOE of fair value as it relates to revenue recognition beginning immediately by:

•	establishing a quarterly procedure of comparing actual professional services billing rates and rates for maintenance renewals to management’s assessment of VSOE of fair value for those services to ensure that VSOE of fair value still exists for its consulting and maintenance services, and

•	providing additional training and documentation of its internal pricing policies to the Company’s sales, services, and product management personnel.

     Because this material weakness existed as of December 31, 2004, it is anticipated that both management’s and Ernst & Young LLP’s reports on Manhattan’s internal controls over financial reporting, to appear in Manhattan’s Annual Report on Form 10-K for the year ended December 31, 2004, will conclude that Manhattan’s internal control over financial reporting was not effective as of December 31, 2004 based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control Integrated Framework. It is also anticipated that the existence of this material weakness will negatively affect management’s evaluation of Manhattan’s disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, in such Form 10-K as of such date.

Forward-Looking Statements

     This Form 8-K includes forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements include our expectations regarding remediation of the material weakness described in this report and the content of our Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission. The risks and uncertainties which could cause differences include, but are not limited to, subsequent information that changes management’s expectations or remediation plans. Additional risks and uncertainties are discussed in Manhattan’s periodic filings with the Securities and Exchange Commission, including Manhattan’s 2003 Annual Report on Form 10-K and Manhattan’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2004. These filings can be obtained either by contacting Manhattan’s Investor Relations or through Manhattan’s Web site at www.manh.com or the Securities and Exchange Commission’s Web site at www.sec.gov.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Manhattan Associates, Inc.
By:	/s/ Steven R. Norton
Steven R. Norton
Senior Vice President and Chief Financial Officer

Dated: March 11, 2005